Exhibit 99.1

Amalgamated Financial Corp. Appoints

Priscilla Sims Brown Chief Executive Officer

– Veteran Financial Services Executive Will Join Amalgamated to Lead its Growth Strategy and Advance its Mission as America’s Socially Responsible Bank –

NEW YORK, May 11, 2021 (GLOBE NEWSWIRE) – Amalgamated Financial Corp. [Nasdaq: AMAL] (“Amalgamated” or the “Company”), America’s socially responsible bank, today named Priscilla Sims Brown its next President and Chief Executive Officer.

Ms. Brown will join Amalgamated on June 1, 2021 from Commonwealth Bank, Australia’s largest bank, where she serves as Group Executive, Marketing and Corporate Affairs, with responsibility for end-to-end marketing, branding, stakeholder insights, government and public affairs, and environment and social policy. Through her leadership, Commonwealth Bank bolstered its brand and reputation among all stakeholders and greatly enhanced its value proposition to customers. Ms. Brown has more than 30 years of experience in the financial services industry, having held leadership positions in companies spanning banking, wealth management, retirement, and insurance.

Lynne Fox, Board Chair and Interim President and Chief Executive Officer of Amalgamated, commented, “Priscilla is exactly what we need to take Amalgamated to its next stage, a highly experienced and inspirational leader whose vision aligns perfectly with ours, and we are thrilled that she has agreed to serve as our next CEO. Her track record of success with major national and global financial institutions makes her uniquely qualified to take on this role at this important time in our bank’s history and in our society.

“As the nation’s socially responsible bank, we believe that a financial institution should use its resources, money and influence to help move its customers, its community, and society forward,” Ms. Fox continued. “Thousands of forward-thinking companies, organizations, unions, and individuals choose to bank with us because we not only share and support their financial goals, but because we also support their missions and values. Amalgamated has an incredible opportunity to grow our share of this $90 billion market, and we believe that Priscilla’s experience and track record building and growing leading brands in the financial services sector will accelerate our growth strategy and expand our reach in this large and attractive market.”

Ms. Brown said, “I have watched Amalgamated become the leading socially responsible bank in America, and I fully embrace their vision to be the bank that furthers economic, social, racial and environmental justice. At a time when consumers and businesses care more than ever how their decisions impact the people and places around them, Amalgamated is ideally situated to become the bank of choice for those who care what good their money does in the world. I believe Amalgamated can achieve significant growth by increasing awareness of the brand it has built over the last 100 years, expanding into new markets across the country, and better serving our loyal customers with products and services that are future fit. I am proud to lead this work alongside the Board of Directors and leadership team to pursue a business strategy that will accelerate Amalgamated’s growth and profitability through our mission.”

As America’s largest B Corp. certified bank, Amalgamated Bank serves thousands of labor unions, nonprofits, social impact enterprises, political organizations, foundations, and individuals that are active, involved, and committed to making our communities stronger, smarter, fairer, cleaner, and safer.

Biography for Priscilla Sims Brown

Ms. Brown is a multi-national board director and C-suite executive with 30 years of financial services experience. As Group Executive for Marketing and Corporate Affairs at Commonwealth Bank of Australia, she focused on rebuilding trust and pride in the bank with direct responsibility for end-to-end marketing, branding, stakeholder insights, government and public affairs, and environment and social policy.

Prior to Commonwealth Bank, Ms. Brown held senior positions at AXA Financial, Inc., Sun Life Financial, and Lincoln Financial Group. She has advised several digital startups and served as the Chief Executive Officer of Emerge.me, a digital health insurance broker.

She was a member of the AXA Financial US Executive Committee, serving as Chief Marketing Officer (CMO), where she directed all aspects of US marketing and led global digital marketing initiatives. Prior to AXA Financial, Ms. Brown served as CMO at AmeriHealth/Caritas, where she developed a new go-to-market strategy for the largest Blue Cross/Blue Shield Medicaid company in response to the Affordable Care Act. At Sun Life, Ms. Brown served as CMO and Chief Strategist, where she negotiated and managed Sun Life Stadium naming rights, Pro Bowl, Super Bowl and other major events with the Miami Dolphins NFL football team.

During her 18-year tenure at Lincoln Financial Group, Ms. Brown held numerous leadership positions where she integrated acquired companies, established new businesses and led the consumer brand. She established the firm’s first investment management profit center, targeting midsized insurance companies. She also started and chaired Lincoln’s first family of standalone mutual funds and served as president of the broker-dealer. Ms. Brown also led the investor relations function, before expanding her responsibilities to include corporate and strategic marketing.

For the past three years, she served as a member of the Board of Trustees of Teachers Insurance and Annuity Association of America (‘TIAA’), a US Fortune 100 financial services firm with over $1.2 trillion in assets under management. She served on the TIAA Investment, Nominating and Governance, and Corporate Governance and Social Responsibility committees, as well as Trustee and CEO selection subcommittees.

Ms. Brown’s personal and professional experiences have enabled her to reach across cultural boundaries to ensure collaboration among diverse teams and drive successful outcomes for organizations.

About Amalgamated Financial Corp.

Amalgamated Financial Corp., a Delaware Benefit Corporation, is the bank holding company for Amalgamated Bank (the “Bank”), a mission-driven New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. The Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. As of March 31, 2021, our consolidated total assets were $6.4 billion, total net loans were $3.2 billion, and total deposits were $5.7 billion. Additionally, as of March 31, 2021, our trust business held $37.5 billion in assets under custody and $15.7 billion in assets under management.

Since the Bank’s founding in 1923, we have served as America’s socially responsible bank, empowering organizations, companies, and individuals to advance positive social change. Amalgamated advocates alongside those working to make the world more just, compassionate and sustainable. The Bank is the country’s largest B Corp® bank and a proud member of the Global Alliance for Banking on Values. We don’t just have a mission, we are on a mission to advance economic, social, racial and environmental justice utilizing the tools of finance.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “expects,” “believes,” “future,” “may,” “likely,” “will,” “opportunity” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements:; unexpected challenges related to our executive officer transitions; our inability to timely identify a successor Chief Financial Officer in light of, among other things, competition for experienced executives in the banking industry;; the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected, including, but not limited to, due to the negative impacts and disruptions resulting from the novel coronavirus, or COVID-19, on the economies and communities we serve, which may have an adverse impact on our business, operations and performance, and could have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; and the rate of delinquencies and amounts of charge-offs, the level of our allowance for loan losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses.  Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contacts:
Jeffrey Taufield

Kekst CNC
jeffrey.taufield@kekstcnc.com
212-521-4800

        or
Nathan Riggs

Kekst CNC

nathan.riggs@kekstcnc.com

917-574-8583

Investor Contact:
Jamie Lillis
Solebury Trout
shareholderrelations@amalgamatedbank.com
800-895-4172

Source: Amalgamated Financial Corp.